Exhibit 99.1

FAST APPROACH INC.

Audited Consolidated Financial Statements

December 31, 2019 and 2018

To:	The Board of Directors and Stockholders of
Fast Approach Inc.

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fast Approach Inc. (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company had incurred substantial losses during the year, and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 3. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

Certified Public Accountants

San Mateo, California

August 10, 2020

We have served as the Company’s auditor since 2020.

FAST APPROACH INC.

Audited Consolidated Balance Sheets

As of December 31, 2019 and 2018

(Stated in US Dollars)

	2019	2018
Assets
Current assets
Cash and cash equivalents	$3,223	$481
Accounts receivables	-	2,176
Advances to suppliers	945	1,322
Prepaid taxes	21	21
Total current assets	4,189	4,000

Non-current assets
Intangible asset	35,054	43,512
Other assets	14,364	14,544
Total Non-Current Assets	49,418	58,056
Total Assets	$53,607	$62,056

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	2,274	2,190
Bank indebtedness	7,561	-
Taxes payable	10,188	8,158
Accrued liabilities and other payable	4,543	4,009
Customers advances	3,878	-
Related party payable	109,717	106,490
Total current liabilities	138,161	120,847

Total Liabilities	138,161	120,847

Stockholders’ Deficit
Paid in capital	79	79
Accumulated deficit	(84,417)	(61,879)
Accumulated other comprehensive (loss) income	(216)	3,009
Total Stockholders’ Deficit	(84,554)	(58,791)

Total Liabilities and Stockholders’ Deficit	$53,607	$62,056

See Accompanying Notes to the Financial Statements

FAST APPROACH INC.

Audited Consolidated Statements of Operations and Comprehensive Loss

For the years ended December 31, 2019 and 2018

(Stated in US Dollars)

	2019	2018

Net revenues	$12,625	$51,281
Cost of revenues	2,783	5,293
Gross profit	9,842	45,988

Operating expenses:
Selling and marketing expenses	3,310	1,952
General and administrative expenses	31,082	81,672
Total operating expenses	34,392	83,624

Operating loss	(24,550)	(37,636)

Other income (expenses):
Interest expenses	(626)	(404)
Other income	2,638	54
Total other income (expenses)	2,012	(350)

Loss before taxes from operations	(22,538)	(37,986)

Provision for income taxes	-	-

Net loss	$(22,538)	$(37,986)

Other comprehensive loss:
Foreign currency translation (loss) income	(3,225)	3,849
Comprehensive loss	$(25,763)	$(34,137)

See Accompanying Notes to the Financial Statements

FAST APPROACH INC.

Audited Consolidated Statements of Stockholders’ Deficit

For the years ended December 31, 2019 and 2018

(Stated in US Dollars)

			Accumulated Other
	Paid in	Accumulated	Comprehensive
	Capital	Deficit	Loss	Total
Balance, January 1, 2018	$79	$(23,893)	$(840)	$(24,654)
Net loss	-	(37,986)	-	(37,986)
Foreign currency translation adjustment	-	-	3,849	3,849
Balance, December 31, 2018	$79	$(61,879)	$3,009	$(58,791)

Balance, January 1, 2019	$79	$(61,879)	$3,009	$(58,791)
Net loss	-	(22,538)	-	(22,538)
Foreign currency translation adjustment	-	-	(3,225)	(3,225)
Balance, December 31, 2019	$79	$(84,417)	$(216)	$(84,554)

See Accompanying Notes to the Financial Statements

FAST APPROACH INC.

Audited Consolidated Statements of Cash Flows

For the years ended December 31, 2019 and 2018

(Stated in US Dollars)

	2019	2018
Cash flows from operating activities
Net loss	$(22,538)	$(37,986)
Amortization	10,424	7,561
Depreciation	-	-
Decrease in accounts and other receivables	2,238	(3,033)
Decrease/(increase) in prepayments and other current assets	434	(1,414)
Increase in payable and other current liabilities	1,884	7,515
Increase in advance and deposits from customers	3,908	-
Net cash used in operating activities	(3,650)	(27,357)

Cash flows from investing activities
Payments for security deposits	-	(15,131)
Net cash used in investing activities	-	(15,131)

Cash flows from financing activities
Proceeds and payments to related parties, net	(1,063)	42,889
Bank indebtedness	7,401	-
Net cash provided by financing activities	6,338	42,889

Net increase of cash and cash equivalents	2,688	401

Effect of foreign currency translation on cash and cash equivalents	54	(72)

Cash and cash equivalents–beginning of year	481	152

Cash and cash equivalents–end of year	$3,223	$481

See Accompanying Notes to the Financial Statements

FAST APPROACH INC.

Notes to Audited Consolidated Financial Statements

(Stated in US Dollars)

1. Organization and Principal Activities

Fast Approach Inc. (the “Company”) was incorporated federally as a corporation under the Canada Business Corporations Act on February 1, 2015. The Company operates a demand side platform helping North American brands to expand their business in China via online advertising.

Shuning Advertisement Shanghai Co., Ltd. (“Shuning”), a company incorporated in the People’s Republic of China (“PRC”) on July 12, 2017, has been a wholly-owned subsidiary of FAST since January 8, 2018. Shuning is engaged in the business of providing digital marketing services through the demand side platform.

2. Summary of Significant Accounting Policies

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Basis of consolidation

These consolidated financial statements include the results of the Company and that of Shuning. All intercompany accounts and transactions have been eliminated.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts receivables

Account receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off against allowances.

Advances and prepayments to suppliers

The Company makes advance payment to service providers. Upon service is provided by service providers, the applicable amount is reclassified from advances and prepayments to cost of revenue.

Equipment

Equipment are carried at cost less accumulated depreciation.   Depreciation is provided over their estimated useful lives, using the straight-line method, with no residual value, over 3 years.  The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred; significant renewals and betterments are capitalized.

Intangible asset

Intangible asset, demand side platform software, is carried cost less accumulated amortization. Amortization is provided over their useful lives, using the straight-line method, over five years.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate the adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Canadian (CDN$) for the parent company and Renminbi (RMB) for the subsidiary. The Company’s assets and liabilities are translated into United States dollars from CDN$ and RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the period, respectively.

	2019	2018
Period end CDN$: US$ exchange rate	1.2988	1.3642
Period end RMB: US$ exchange rate	6.9618	6.8755
Average CDN$: US$ exchange rate	1.3269	1.2957
Average RMB: US$ exchange rate	6.9081	6.6090

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Revenue recognition

The Company adopted ASC 606 “Revenue Recognition,” and recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

The Company derives its revenues from providing digital marketing services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfils its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

Advertising

All advertising costs are expensed as incurred.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income.” Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The amendments in this Update affect any entity that is required to apply the provisions of Topic 220, Income Statement – Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

3. Going Concern

The accompanying financial statements have been prepared on a going-concern basis. The going-concern basis assumes that assets will be realized and liabilities will be settled in the ordinary course of business in the amounts disclosed in the financial statements. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. For the years ended December 31, 2019 and 2018, the Company incurred substantial losses of $22,538 and $37,986, respectively. As of December 31, 2019, the Company had a working capital deficit of approximately $133,972. These conditions raise substantial doubt as to whether the Company may continue as a going concern.

To improve its solvency, the Company is working to obtain new working capital through private placements of its common stock or convertible debt securities to qualified investors and loans from financial institutions.

4. Accounts Receivables, net

Accounts receivables consist of the following:

	December 31, 2019	December 31, 2018
Accounts receivable	$-	$2,176
Less: Allowance for doubtful accounts	-	-
Total accounts receivable, net	$-	$2,176

Movement of allowance for doubtful accounts is as follows:

	December 31, 2019	December 31, 2018
Beginning balance	$-	$-
Addition	-	-
Bad debt written-off	-	-
Ending balance	$-	$-

5. Advances to Suppliers

The advances to suppliers balance of $945 and $1,322 as of December 31, 2019 and 2018, respectively, mainly represents the advanced payment to the service providers for digital marketing services.

6. Other Assets

	December 31, 2019	December 31, 2018

Weibo security deposit	$14,364	$14,544

7. Intangible Asset

	December 31, 2019	December 31, 2018
At Cost:
Demand side platform	$50,693	$50,693
Less: Accumulated amortization	15,639	7,181
	$35,054	$43,512

Amortization expense for the years ended December 31, 2019 and 2018 was $ 10,424 and $7,561, respectively.

8. Related Party Transactions

As of December 31, 2019 and 2018, the outstanding balance due to related party was $109,717 and $106,490, respectively.

As of December 31, 2019 and 2018, the outstanding balances of $109,717 and $106,490 were due to Mr. Yong Yang, a shareholder of the Company. The balances were advances made to the Company for general working capital purposes. The amounts are due on demand, non-interest bearing, and unsecured.

9. Income Taxes

The Company’s primary operations are located in Canada and the PRC. The corporate income tax rate was 12.5% in Canada and 25% in the PRC in 2019.

The following tables provide the reconciliation of the differences between the statutory and effective tax expenses for the years ended December 31, 2019 and 2018:

	December 31,	December 31,
	2019	2018
Loss attributed to Canada operations	(22,054)	(36,588)
Loss attributed to PRC operations	$(484)	$(1,398)
Loss before tax	(22,538)	(37,986)

Canada Statutory Tax at 12.5% in 2019 and 13.5% in 2018	-	-
PRC Statutory Tax at 25% Rate	-	-
Effect of tax exemption granted	-	-
Income tax	$-	$-

10. Concentrations

Customers Concentrations

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenues as of December 31, 2019 and 2018.

	December 31,		December 31,
Customers	2019		2018
	Amount $	%	Amount $	%
A	-	-	38,526	77.86
B	5,046	38.96	-	-
C	3,410	26.33	-	-
D	2,001	15.45	-	-
E	1,377	10.63	-	-

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for 10% or more of the Company’s purchase as of December 31, 2019 and 2018.

	December 31,		December 31,
Suppliers	2019		2018
	Amount $	%	Amount $	%
A	6,003	30.32	8,255	28.10
B	6,441	32.53	6,889	23.45
C	-	-	5,293	18.02
D	-	-	4,259	14.50

11. Risks

A.	Credit risk

The Company’s deposits are made with banks located in the PRC and Canada. The deposits are made with banks located in the PRC that do not carry federal deposit insurance and may be subject to loss of the banks become insolvent. The deposits are made with banks located in the Canada that carry federal deposit insurance.

Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

B.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

C.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

12. Subsequent Events

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has evaluated subsequent events from December 31, 2019 through the date the financial statements were available to be issued and has determined that there were no material subsequent events that require disclosure.